UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2019

COWEN INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-34516
(Commission File Number)
27-0423711
(IRS Employer Identification No.)

599 Lexington Avenue
New York, New York 10022
(Address of principal executive offices) (Zip code)

(212) 845-7900
and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	“COWN”	NASDAQ

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2019, Cowen Inc. (the “Company”) entered into several Note Purchase Agreements with certain institutional investors (as amended or amended and restated, the "Original Note Purchase Agreements"). On May 3, 2019, the Company entered into several Note Purchase Agreements with certain other institutional investors (the “Additional Note Purchase Agreements,” together with the Original Note Purchase Agreements, the “Note Purchase Agreements”). The Note Purchase Agreements relate to the private placement of $53 million aggregate principal amount of the Company’s 7.25% Senior Notes due May 6, 2024 (the “Notes”) and are substantially similar to the form of Note Purchase Agreement previously filed as Exhibit 4.1 to that certain Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2019 and which is incorporated herein by reference.

On May 7, 2019, the Company completed the offering (the “Offering”) of $53 million aggregate principal amount of the Notes. The Notes will mature on May 6, 2024 and bear an interest rate of 7.25% per year, payable semi-annually, which is subject to increase during periods in which the investment grade rating of the Notes decreases. The private placement of the Notes was exempt from registration under the Securities Act of 1933, as amended.

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The Company may, at its option, prepay the Notes in whole at any time or in part from time to time upon the payment of the greater of (a) 100% of the principal amount of the Notes being prepaid and (b) the Make-Whole Amount (as defined in the Note Purchase Agreements), plus in each case, accrued and unpaid interest thereon to the prepayment date.

Upon a Change of Control (as defined in the Note Purchase Agreements), the Company must offer to prepay the Notes at an amount equal to 101% of the aggregate principal amount of the Notes being prepaid, plus accrued and unpaid interest thereon to the purchase date.

The Note Purchase Agreements contain covenants which, among other things, (a) limit the ability of the Company to (i) incur certain debt, subject to certain exceptions as set forth in the Note Purchase Agreements, and (ii) declare or pay any cash dividend or cash distribution on its common stock unless certain conditions are satisfied, and (b) require the Company and its subsidiaries (on a consolidated basis) to maintain sufficient cash funds to make (i) interest payments on the outstanding Notes for a one and a half (1.5) year period and (ii) regular quarterly cash dividend payments on the Company’s outstanding Convertible Preferred Stock (as defined in the Note Purchase Agreements) for a one and a half (1.5) year period.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Note Purchase Agreement, including the form of Note attached thereto, a copy of which was previously filed as Exhibit 4.1 to that certain Current Report on Form 8-K which was filed with the SEC on April 29, 2019 and is incorporated herein by reference.

Item 8.01    Other Events.

On May 7, 2019, the Company issued a press release announcing the completion of the Offering and issuance of the Notes in connection therewith. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.
Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being filed with this Current Report on Form 8-K:

4.1	Form of Note Purchase Agreement, including the form of Note attached thereto (previously filed as Exhibit 4.1 to Form 8-K filed April 29, 2019).

99.1	Press Release issued by the Company, dated May 7, 2019.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 7, 2019

COWEN INC.

By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel